================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 17, 2004

                              --------------------


                        COMMUNITY SHORES BANK CORPORATION
             (Exact name of registrant as specified in its charter)

           MICHIGAN                     333-63769             38-3423227
(State or other jurisdiction        (Commission File        (IRS Employer
      of incorporation)                 Number)          Identification Number)

1030 W. NORTON AVENUE, MUSKEGON, MICHIGAN                       49441
 (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code          231-780-1800



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 1.01 AND ITEM 2.03.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Introduction

         On December 17, 2004, Community Shores Bank Corporation (the "Company") entered into several agreements providing for the private sale of Floating Rate Preferred Securities by its newly formed Delaware trust subsidiary, Community Shores Capital Trust I (the "Trust") to STI Investment Management, Inc., a Delaware corporation (the "Purchaser"). The sale of the Preferred Securities to the Purchaser for $4,500,000 was completed on December 17, 2004. The agreements also provide for the Trust to sell $140,000 of Common Securities to the Company. The sale of the $140,000 of Common Securities to the Company was completed on December 17, 2004. The proceeds of the Preferred Securities and the Common Securities were used by the Trust on December 17, 2004 to purchase the Floating Rate Notes described below that were issued by the Company.

         The principal agreements that the Company has entered into in connection with this trust preferred transaction are briefly described below.

Junior Subordinated Indenture

         On December 17, 2004, the Company entered into a Junior Subordinated Indenture (the "Indenture") with Deutsche Bank Trust Company Americas as trustee. The Indenture provides for the issuance by the Company of Floating Rate Junior Subordinated Notes due 2034 (the "Floating Rate Notes") aggregating $4,640,000 in principal amount. The Floating Rate Notes bear interest at the three-month LIBOR rate plus 2.05%. Interest is payable on each March 30, June 30, September 30, and December 30. The interest rate, which adjusts every three months, is currently 4.55125% per annum.

         Under the Indenture, the Company has the option, as long as it is not in default under certain specified provisions of the Indenture, at any time and from time to time, to defer the payment of interest on the Floating Rate Notes for up to twenty consecutive quarterly interest payment periods. During any such extension period, or while an event of default exists under the Indenture, the Indenture imposes restrictions on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or to make payments of principal, interest or premium on, or repay, repurchase or redeem, any debt securities it may issue that rank equal or junior to the Floating Rate Notes.

         The Floating Rate Notes mature on December 30, 2034, approximately 30 years after their date of issuance, and can be redeemed in whole or in part by the Company, at its option, at 100% of their principal amount and accrued and unpaid interest, on any interest payment date on or after December 30, 2009. The Company may also redeem the Floating Rate Notes in full, at its option, at 100% of their principal amount and accrued and unpaid interest during the continuance of certain "capital disqualification events," "investment company events" or "tax events" specified in the Indenture. The payment of principal and interest on the Floating Rate Notes is subordinate and subject to the right of payment of all Senior Debt of the Company as provided for in the Indenture. The Floating Rate Notes are issuable in registered form in minimum denominations of $100,000 and in integral multiples of $1,000.

         The holders of 25% or more of the outstanding principal amount of the Floating Rate Notes, or the trustee for such holders, may by notice to the Company (and in some cases also to the trustee) declare the principal amount of all of the Floating Rate Notes due and payable immediately upon the occurrence of certain events of default specified in the Indenture. These events of default include (i) failure to pay any interest when due following the nonpayment of any such interest for twenty or more consecutive quarterly interest payment periods, and (ii) certain acts of the Company or the entry of a specified court order regarding the Company, relating to bankruptcy, insolvency, reorganization, appointment of a receiver or liquidator, or similar matters. In some cases the holders of at least 25% of the liquidation amount of the Preferred Securities of the Trust may have rights to accelerate the maturity of the Floating Rate Notes, if upon the occurrence of a specified event of default, the holders of the Floating Rate Notes do not take action to do so.

         The Indenture provides for the payment of reasonable compensation of the trustee under the Indenture and of its expenses. It also provides for the Company's indemnification of the trustee and its affiliates, and their officers, directors, shareholders, agents, representatives and employees against loss, damage, and other liabilities relating to the trust or performance of its duties.

         On December 17, 2004, the Company issued $4,640,000 of the Floating Rate Notes to Deutsche Bank Trust Company Americas, as Property Trustee under the Amended and Restated Trust Agreement dated December 17, 2004 described below, and received payment of $4,640,000.

Amended and Restated Trust Agreement

         On December 17, 2004, the Company entered into an Amended and Restated Trust Agreement for the Trust among the Company, as Depositor, Deutsche Bank Trust Company Americas, as Property Trustee, Deutsche Bank Trust Company Delaware, as Delaware Trustee, and Jose' A. Infante, Heather D. Brolick, and Tracey A. Welsh, as Administrative Trustees (the "Trust Agreement"). Each of the Administrative Trustees is an executive officer of the Company.

         The Trust Agreement provides for the issuance of two classes of Trust Securities. These two classes are Floating Rate Preferred Securities ('Preferred Securities") and Floating Rate Common Securities ("Common Securities"). The Preferred Securities have an aggregate liquidation amount of $4,500,000; and the Common Securities has an aggregate liquidation amount of $140,000. The Trust Agreement provides for distributions to be paid on the Preferred Securities and the Common Securities, based on the liquidation amount of the outstanding Trust Securities, at the same rates and times as interest is payable on the Floating Rate Notes issued by the Company to the Property Trustee under the Trust. Each Trust Security has a liquidation amount of $1,000. The Preferred Securities are issued in minimum denominations of $100,000 of liquidation amount, and integral multiples of $1,000. Maturity, redemption, and acceleration features for the Trust Securities correspond with those of the Floating Rate Notes. Payment of distributions on, and the redemption price and liquidation distributions on the Common Securities is subordinated to the payment of such amounts on the Preferred Securities.

         The Trust Agreement provides for the payment of reasonable compensation of the trustees and payment of their expenses. It also provides for the Company's indemnification of each trustee and its affiliates, and their officers, directors, shareholders, agents, representatives and employees, against loss, damage, and other liabilities relating to the Trust or performance of a trustee's duties.

         On December 17, 2004, the Trust sold $140,000 of Common Securities to the Company and $4,500,000 of Preferred Securities to the Purchaser. The proceeds were used by the Trust to purchase $4,640,000 of Floating Rate Notes from the Company, which were registered in the name of the Property Trustee on behalf of the Trust. The sale of the $4,500,000 of Preferred Securities authorized by the Trust Agreement was made to the Purchaser pursuant to the terms of a Placement Agreement dated December 17, 2004 described below.

Placement Agreement

         On December 17, 2004, the Company and the Trust entered into a Placement Agreement (the "Placement Agreement") with SunTrust Capital Markets, Inc. ("SunTrust"). The Placement Agreement provides SunTrust with the exclusive right to arrange for the sale to the Purchaser of the Preferred Securities for a purchase price of $4,500,000. The Placement Agreement provides that no commission is paid by the Company to SunTrust, and for the allocation of transaction expenses between the Company and SunTrust. It also provides for indemnification of SunTrust, its affiliates and the Purchaser against specified losses, claims, damages and liabilities related to the transaction. Pursuant to the Placement Agreement, the $4,500,000 of Preferred Securities was sold to the Purchaser by the Trust on December 17, 2004. It also requires that the proceeds of the Preferred Securities and the Common Securities of the Trust be used to purchase the Floating Rate Notes from the Company.

         The Placement Agreement provided for a form of Subscription Agreement under which the Purchaser subscribes for the Preferred Securities. On December 17, 2004, the Purchaser, the Company, the Trust and SunTrust, entered into the Subscription Agreement for the $4,500,000 of Preferred Securities that was sold to the Purchaser by the Trust on that date. The Placement Agreement also provides for the forms of opinions of counsel that are to be delivered in connection with the closing of the Preferred Securities, and the form of a quarterly officer's certificate and reports required to be delivered to SunTrust and the Purchaser. the Purchase Agreement provides that Preferred Securities will be guaranteed by the Company, on a subordinated basis, with respect to distributions and amounts payable upon liquidation, redemption or repayment pursuant to the terms of a Guarantee Agreement, which is described below.

Guarantee Agreement

         On December 17, 2004, the Company, as Guarantor, entered into a Guarantee Agreement with Deutsche Bank Trust Company Americas, as Guarantee Trustee, for the benefit of the holders from time to time of the Preferred Securities. Pursuant to the Guarantee Agreement, the Company unconditionally agrees to pay to the holders of the Preferred Securities (to the extent not paid by or on behalf of the Trust, and without duplication), amounts due and payable under the Preferred Securities, to the extent that the Trust has funds available for such payment at the time. The Guarantee Agreement also provides for the Company's payment to the Guarantee Trustee of reasonable compensation from time to time, and for the Company to indemnify and hold harmless the Guarantee Trustee and its officers, directors, shareholders, employees, representatives and agents from losses, damage, and other liabilities in connection with its service as Guarantee Trustee. The Company's obligations under the Guarantee Agreement are subordinate and junior in right of payment to all of the Company's Senior Debt.

Press Release

         On December 17, 2004, the Company issued a press release regarding the issuance of the Preferred Securities. A copy of the press release is filed as
Exhibit 99.1 to this report.

         The Preferred Securities, the Common Securities, the Floating Rate Notes and the Guarantee Agreement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

Exhibit Number                            Description
--------------                            -----------
    99.1           Press Release of Community Shores Bank Corporation dated
                   December 17, 2004 regarding issuance of trust preferred
                   securities

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 COMMUNITY SHORES BANK CORPORATION

                                 By:      /S/ TRACEY A. WELSH
                                    -----------------------------------------
                                          Tracey A. Welsh
                                          Senior Vice President,
                                          Chief Financial Officer and Treasurer

Date:  December 17, 2004

                                  EXHIBIT INDEX

Exhibit Number                            Description
--------------                            -----------
    99.1           Press Release of Community Shores Bank Corporation dated
                   December 17, 2004 regarding issuance of trust preferred
                   securities